                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                                  GALAGEN INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                    GALAGEN INC.
                                 1275 RED FOX ROAD
                            ARDEN HILLS, MINNESOTA 55112
                                   (651) 634-4230


                                                                 April 2, 1999

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of GalaGen Inc. to be held at Land O'Lakes, Inc., 4001 Lexington Avenue North, Arden Hills, Minnesota, commencing at 10:30 a.m., Central Daylight Time, on Wednesday, May 12, 1999.

     The Secretary's Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.

     We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying envelope as quickly as possible, even if you plan to attend the meeting. If you later desire to revoke the proxy, you may do so at any time before it is exercised.

                                       Sincerely,


                                       Robert A. Hoerr, M.D., Ph.D.
                                       CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                  GALAGEN INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                   MAY 12, 1999

                            ------------------------

          The Annual Meeting of Stockholders of GalaGen Inc. (the "Company") will be held at Land O'Lakes, Inc., 4001 Lexington Avenue North, Arden Hills, Minnesota, on Wednesday, May 12, 1999, commencing at 10:30 a.m., Central Daylight Time, for the following purposes:

          1. To elect five directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

          2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1999.

          3. To transact such other business as may properly be brought before the meeting.

          The Board of Directors of the Company has fixed March 18, 1999 as the record date for the meeting and only stockholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

          YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING. EVEN IF YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO BEING EXERCISED, AND RETURNING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING AND REVOKE THE PROXY.

                                       By Order of the Board of Directors,


                                       Robert A. Hoerr, M.D., Ph.D.
                                       Chairman and Chief Executive Officer

Arden Hills, Minnesota
April 2, 1999

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                              GENERAL INFORMATION

          The enclosed proxy is being solicited by the Board of Directors (the "Board of Directors" or "Board") of GalaGen Inc., a Delaware corporation (the "Company"), for use in connection with the Annual Meeting of Stockholders to be held on Wednesday, May 12, 1999, at Land O'Lakes, Inc., 4001 Lexington Avenue North, Arden Hills, Minnesota, commencing at 10:30 a.m., Central Daylight Time, and at any adjournments thereof. Only stockholders of record at the close of business on March 18, 1999 will be entitled to vote at such meeting or adjournments. Proxies in the accompanying form which are properly signed, duly returned to the Company and not revoked will be voted in the manner specified. If no instructions are indicated, properly executed proxies will be voted for the proposals set forth in this Proxy Statement. As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any matters, other than those described in the Notice of Annual Meeting and this Proxy Statement, that are to come before the meeting. If any other matters are properly presented at the meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment. A stockholder executing a proxy retains the right to revoke it at any time before it is exercised by notice in writing to the Secretary of the Company of termination of the proxy's authority or by properly signing and duly returning a proxy bearing a later date.

          The address of the principal executive office of the Company is 1275 Red Fox Road, Arden Hills, Minnesota 55112 and the Company's telephone number is (651) 634-4230. The mailing of this Proxy Statement and form of proxy to stockholders will commence on or about April 8, 1999.

          The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of the mails, certain directors, officers and employees of the Company may solicit proxies by telephone, telecopier, telegram or personal contact, and have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.

          The Common Stock of the Company, par value $.01 per share, is the only authorized and issued voting security of the Company. At the close of business on March 18, 1999, there were 8,948,446 shares of Common Stock of the Company issued and outstanding, each of which is entitled to one vote. Holders of Common Stock are not entitled to cumulate their votes for the election of directors.

          Provided a quorum is present at the meeting, directors shall be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote and any other matters considered at the meeting shall be decided by an affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote with respect to such matters. Proxies marked to abstain with respect to a proposal have the same effect as shares submitted with a "withhold" or "against" vote for such proposal. Broker non-votes are not considered as votes for or against a proposal.

          A majority of the shares of the Common Stock of the Company entitled to vote shall constitute a quorum for purposes of the meeting. Abstentions and broker non-votes are counted as being present in person or represented by proxy at the meeting and entitled to vote for purposes of determining the presence or absence of a quorum for the transaction of business. If a quorum is not present at the meeting, the stockholders present, by vote of a majority of the votes cast by stockholders present in person or represented by proxy and entitled to vote, may adjourn the meeting, and at any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

         SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

          The following table sets forth, as of April 1, 1999, the beneficial ownership of the Common Stock by (i) each person known by the Company to beneficially hold more than 5% of the outstanding Common Stock,
(ii) each director or nominee for director of the Company, (iii) each officer of the Company named in the Summary Compensation Table on page 11, and (iv) all executive officers and directors of the Company as a group. Except as otherwise noted, the listed beneficial owner has sole voting and investment power with respect to the listed shares.


         NAME AND ADDRESS                 AMOUNT AND NATURE OF        PERCENTAGE OF
        OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP (1)    OUTSTANDING SHARES
        -------------------             ------------------------    ------------------
Land O'Lakes, Inc.. . . . . . . . . .           1,216,410                    13.5%
     4001 Lexington Ave. N.
     Arden Hills, MN 55126
Perkins Capital Management (2). . . .             893,900                    10.0
      730 East Lake Street
      Wayzata, MN 55391
Investment Advisers, Inc (3). . . . .             693,270                     7.7
      3700 First Bank Place
      Minneapolis, MN 55402
John Pappajohn (4). . . . . . . . . .             505,842                     5.6
      2116 Financial Center
      Des Moines, IA 50309
Austen S. Cargill II, Ph.D. . . . . .                   -                       *
Ronald O. Ostby (5) . . . . . . . . .           1,236,410                    13.7
Winston R. Wallin (6) . . . . . . . .              54,605                       *
Robert A. Hoerr, M.D., Ph.D.. . . . .             124,146                     1.4
Henry J. Cardello . . . . . . . . . .             187,500                     2.1
Eileen F. Bostwick, Ph.D. . . . . . .              45,376                       *
Michael E. Cady . . . . . . . . . . .              53,152                       *
Gregg A. Waldon (7) . . . . . . . . .              45,913                       *
John G. Watson (7). . . . . . . . . .                 550                       *
All executive officers and directors
      as a group (7 persons). . . . .           1,701,189                    18.0

____________________
 *   Represents less than 1%.

(1) The number of shares listed for the following beneficial owners includes the following numbers of shares issuable under options and warrants exercisable within 60 days of April 1, 1999: Land O'Lakes, Inc. ("Land O'Lakes"), 57,806 shares; funds controlled by Investment Advisers, Inc. ("IAI"), 64,662 shares; John Pappajohn, 43,360 shares; Ronald O. Ostby, 77,806 shares; Winston R. Wallin, 36,970 shares; Robert A. Hoerr, M.D., Ph.D., 118,769 shares; Henry J. Cardello, 187,500 shares; Eileen F. Bostwick, Ph.D., 35,499 shares; Michael E. Cady, 35,166 shares; Gregg A. Waldon, 36,249 shares and all executive officers and directors as a group, 491,710 shares.

(2) Based on a Statement on Schedule 13G filed by Perkins Capital Management dated February 4, 1999.

(3) Based upon records of Common Stock and options for Common Stock, as of February 15, 1999, maintained by the Company's transfer agent, Norwest Bank Minnesota, N.A. and on warrant records maintained by the Company. Includes shares issuable upon exercise of warrants and options of 64,662.

(4) Based on a Statement on Schedule 13G filed by John Pappajohn dated January 8, 1999. Includes 54,166 shares held directly by Mr. Pappajohn's spouse and 54,166 shares held by a proprietorship owned solely by his spouse.
     Mr. Pappajohn disclaims beneficial ownership of such shares.

(5) Mr. Ostby is the Land O'Lakes representative serving on the Board. The shares listed as being beneficially owned by Mr. Ostby include 1,216,410 shares held by Land O'Lakes, which are the same shares listed as being owned by Land O'Lakes. Mr. Ostby disclaims beneficial ownership of such shares. The shares listed also include 20,000 shares issuable under options exercisable within 60 days of April 1, 1999 held by Mr. Ostby for being the Land O'Lakes representative.

(6) Includes 17,635 shares and a warrant to purchase 1,805 shares beneficially owned by The Wallin Foundation. Mr. Wallin disclaims beneficial ownership of such shares.

(7) Mr. Waldon and Mr. Watson resigned from the Company effective March 31, 1999 and September 16, 1998, respectively.

                              ELECTION OF DIRECTORS

     The Company's By-Laws provide that the number of directors constituting the Board of Directors shall be fixed from time to time by resolution of the Board. The Board of Directors has fixed the size of the Board to be elected at the meeting at five and has nominated the five current members of the Board named below. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the five nominees named below to constitute the entire Board.

     Directors elected at the meeting will serve until the next annual meeting of stockholders or until their successors are elected and qualified. Each nominee named below has indicated a willingness to serve as a director for the ensuing year. In case any nominee is not a candidate at the meeting for any reason, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion.

     Information regarding the nominees is set forth below.

NAME                                        AGE   DIRECTOR SINCE
----                                        ---   --------------
Robert A. Hoerr, M.D., Ph.D.. . . . . .      49    August 1996

Henry J. Cardello . . . . . . . . . . .      47    January 1999

Austen  S. Cargill II, Ph.D.. . . . . .      48    March 1999

Ronald O. Ostby (1,2) . . . . . . . . .      61    August 1994

Winston R. Wallin (1,2) . . . . . . . .      73    April 1993

_______________________
(1)  Member of Audit Committee
(2)  Member of Compensation Committee

     Robert A. Hoerr, M.D., Ph.D., was named President and Chief Operating Officer of the Company in February 1994, became President and Chief Executive Officer in September 1994 and became Chairman and Chief Executive Officer in November 1998. He served as Vice President, Medical and Regulatory Affairs of the Company from January 1993 to December 1993 and Senior Vice President from December 1993 to February 1994. Dr. Hoerr was Director of Medical Affairs for Sandoz Nutrition Corporation, a research-based nutrition company, from March 1990 to January 1993. From 1986 to 1990, Dr. Hoerr was Research Scientist and Assistant Program Director at the Clinical Research Center, Massachusetts Institute of Technology ("MIT"). Dr. Hoerr received his A.B. in Biology from Indiana University, his M.D. from Indiana University School of Medicine and his Ph.D. in Nutritional Biochemistry and Metabolism from MIT.

     Henry J. Cardello has served as President of the Company since January 1999. Mr. Cardello has been advising the Company since April 1998 through Marketing Ventures of America, Inc. ("MVA"), a consumer-marketing firm that specializes in commercializing consumer-based products, of which he has been Chairman and President since July 1987. Prior to July 1987, Mr. Cardello was President of Sunkist Soft Drinks, Inc., a unit of Cadbury Schweppes, Vice President of Marketing for Cadbury's Canada Dry business and Director of Marketing for Coca-Cola USA. Additionally, Mr. Cardello has held several brand management positions with Anheuser-Busch and General Mills, Inc. Mr. Cardello received his B.S. degree in engineering from Lehigh University and his M.B.A. from The Wharton Graduate School of Business.

     Dr. Austen S. Cargill joined Cargill, Inc., an international marketer, processor and distributor of agricultural, food, financial and industrial products company ("Cargill") in 1984 and has served in numerous positions. Dr. Cargill has served as Corporate Vice President since 1998 and has been Director of Research and Development worldwide since June 1996. He served as Director of Corporate Food Safety from January 1990 to December 1998. Dr. Cargill established and currently supervises Cargill's Nutraceuticals Product Line. He is also a member of the American Association for The Advancement of Science and the Institute of Food Technologists. Dr. Cargill received his B.S. and M.S. degrees from the University of Minnesota and his Ph.D. in fisheries ecology from Oregon State University. Dr. Cargill also serves as a director of Cargill, Renessen (Cargill's joint venture with Monsanto Company) and the Boyce Thompson Plant Research Institute.

     Ronald O. Ostby has served as Group Vice President and Chief Financial Officer of Land O'Lakes, a Minnesota-based dairy cooperative, since 1986. He served in various capacities at The Pillsbury Company, an international food company, from 1961 until 1984, most recently as Vice President of Finance and Planning. Mr. Ostby was Vice President of Finance and Chief Financial Officer of Ag Processing, Inc., an oil seed processing company, from 1984 to 1986.

     Winston R. Wallin served as Chairman of the Board of Directors of Medtronic, Inc., the world's leading manufacturer of cardiac pacemakers, from January 1986 to August 1996. Mr. Wallin also served as Chief Executive Officer of Medtronic from June 1985 to April 1991 and as President of Medtronic from June 1985 to March 1989. He has served as Chairman Emeritus of the Board of Directors of Medtronic since August 1996. Prior to joining Medtronic, Mr. Wallin was with The Pillsbury Company for 37 years, last serving as its President, Chief Operating Officer and Vice Chairman. Mr. Wallin also serves as a director of Integ Incorporated.

     Land O'Lakes has an understanding with the Company that the Company will nominate a representative from Land O'Lakes for election to the Board of Directors so long as Land O'Lakes remains a significant stockholder. Mr. Ostby is the current Land O'Lakes representative on the Board.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has appointed an Audit Committee and a Compensation Committee. The Board has not appointed a nominating committee. The Audit Committee, among other duties, reviews and evaluates significant matters relating to the audit and internal controls of the Company, reviews the scope and results of audits by, and the recommendations of, the Company's independent auditors and approves additional services to be provided by the auditors. The Audit Committee also reviews the activities of the Company's accounting staff and reviews audited financial statements of the Company and is responsible for determining the consideration to be received for stock issued by the Company in any private or public offering by the Company. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of officers and key employees.

BOARD AND COMMITTEE MEETINGS AND MEETING ATTENDANCE

     The Board of Directors met six times and took action in writing in lieu of a meeting on one occasion during 1998. The Audit Committee met twice during 1998. The Compensation Committee did not meet during 1998 but took action in writing in lieu of a meeting on two occasions during 1998. Each director attended more than 75% of the meetings of the Board of Directors and Board committees on which he serves, with the exception of Mr. Wallin, who attended 67% of the meetings of the Board of Directors and committees on which he serves.

DIRECTOR COMPENSATION

     The Company's 1992 Stock Plan formerly provided that, upon election or appointment to the Board of Directors, each non-employee director (other than the representatives of Land O'Lakes and IAI) was automatically granted a non-qualified option to purchase 13,541 shares of Common Stock at its fair market value on the date of grant. The options were to have terms of five years and three months and become exercisable as to 2,708 shares on and after each anniversary of the option. Each non-employee director of the Company (other than the representatives of Land O'Lakes and IAI) has received such an option. Land O'Lakes and IAI have each been granted a non-qualified option to purchase 13,541 shares of Common Stock outside of the 1992 Stock Plan, in lieu of the automatic grant to the director serving as their respective representative on the Board of Directors. (David Spreng was formerly IAI's representative on the Board; IAI no longer has a Board representative.)
These options have similar terms and conditions as the automatic grant to non-employee directors. The 1992 Plan was amended in December 1996 to eliminate the automatic grants for non-employee directors and to provide that directors could receive discretionary grants of options under the 1992 Stock Plan.

     In December 1995, each non-employee director was granted an option outside of the 1992 Stock Plan to purchase 2,708 shares of Common Stock at its fair market value on the date of grant. These options have a term of five years and three months and vest ratably over five years at the end of each year.

     Directors are also eligible to receive discretionary grants of options under the 1997 Incentive Plan. In December 1996, each non-employee director was granted an option under the 1997 Incentive Plan to purchase 30,000 shares of Common Stock at its fair market value on the date of grant. These options have a term of ten years and vest ratably over three years at the end of each year.

     In May 1998, the Company canceled all of the options described above having an exercise price greater than $2.56 per share (such options covered an aggregate of 267,704 shares at the time of cancellation). New replacement options, covering the same aggregate number of shares and expiring in each case ten years from the date of the original grant of the related cancelled option, were then issued with an exercise price of $2.56 per share. See "Report of the Compensation Committee--Stock Options--Option Repricing" below.

     Each director is reimbursed for expenses for attending Board of Directors meetings. Other than the foregoing, the Company has no regular compensation arrangements with its directors.

                       REPORT OF THE COMPENSATION COMMITTEE

     The general compensation policies of the Company and the specific compensation for each of the Company's executive officers are established by the Compensation Committee, comprised entirely of non-employee directors.

     The Company's executive compensation program for executive officers is designed to attract, retain and reward executives who are capable of leading the Company in the achievement of its business objectives. All decisions by the Compensation Committee relating to the compensation of the Company's officers are reviewed and approved by the Board.

EXECUTIVE COMPENSATION PHILOSOPHY

     The Company's compensation program for executive officers is designed to promote the financial performance, business strategies and other values and objectives of the Company. This program seeks to enhance stockholder value by linking the financial interests of the Company's executives with those of its stockholders. Under the guidance of the Compensation Committee, the Company has developed and implemented an executive compensation program to achieve the following objectives:

     - To provide formal performance appraisals as measured against objectives.

     - To provide compensation that will attract, retain and reward executives of superior talent who will contribute to the success of the Company.

     - To align executives' interests with the Company's by linking a portion of compensation to the long-term success of the Company by providing executives with equity ownership in the Company.

     The Company's executive compensation program consists of the following elements:

     - BASE SALARY determined by individual contributions and sustained performance within an established competitive salary range.

     - INCENTIVE COMPENSATION which rewards executives for attaining pre-determined Company goals which create stockholder value through an increase in the market value of the Company's Common Stock.

     - OTHER COMPENSATION which includes certain benefits, such as employee relocation, medical benefits, a 401(k) Savings Plan and an Employee Stock Purchase Plan, most of which are generally available to all employees of the Company.

THE COMPENSATION PROCESS

     BASE SALARY.   Base salaries for executive officers are determined by
reviewing and comparing salaries, and the corresponding job descriptions, offered for similar positions reported by a survey and by reviewing salaries of persons with comparable qualifications, experience and responsibilities at other companies of comparable size in the appropriate industry. The Chief Executive Officer's salary is partly determined by this process and by other factors described below. After reviewing these salaries and job descriptions, the Company establishes a range of salaries paid for various executive positions. The Compensation Committee believes that the Company's executive base salaries should be set at the lower end of the salary ranges described above but that the overall executive compensation package should be comparable or higher than other executive compensation packages if overall Company goals and individual objectives are met. As an executive officer's level of responsibility increases, a greater portion of the total compensation package is based on incentive compensation, described below, which may cause greater variability in the individual's overall compensation package from year to year. In addition, the higher that an executive officer rises in the organization, the more the compensation package shifts to reliance on appreciation of the value of the Company's stock through stock options. The Company also strives to achieve equitable relationships both among the compensation of individual executives and between the compensation of executives and other employees throughout the organization.

     INCENTIVE COMPENSATION. Short-term cash incentive compensation for each executive officer, with the exception of the Chief Executive Officer, is determined based upon the executive's annual performance, as measured against pre-determined Company and individual goals. Under this short-term cash incentive bonus program, a bonus pool is established by the Compensation Committee from which all employees are eligible to receive bonuses at the discretion of the Compensation Committee. The amount of the pool is based upon a percentage of the total annualized base salaries of eligible employees and the achievement of corporate goals approved by the Board of Directors. Each executive officer may earn an annual targeted cash incentive from the bonus pool based upon the accomplishment of corporate goals, the achievement of individual goals set at the beginning of each year and on other subjective factors. Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. The Compensation Committee does not use a specific formula based on these subjective criteria, but makes an evaluation of each executive officer's contributions in light of all such criteria. Such targeted cash incentive amounts range up to 45% of base salary depending upon the level of the executive officer. Long-term incentive compensation, in the form of stock options, is used to align the interests of officers and stockholders and enables executives to develop a long-term stock ownership position in the Company. Stock option grants are intended to focus executives on managing the Company from the perspective of an owner with an equity position in the business. Executives, including the Chief Executive Officer, are granted options to purchase shares of the Common Stock upon commencement of employment and are eligible for consideration of additional annual option grants at the discretion of the Compensation Committee and the Board. Factors considered (which are not given a particular relative weighting) include increases in the level of responsibility, promotions, sustained exceptional performance over a period of years and overall stock performance. In granting new options, the Compensation Committee takes into account the number of options already granted to an officer. Stock options are granted at an option price equal to the fair market value of the Common Stock on the date of grant and generally vest over a five-year period. Although an executive's past performance is considered when awarding incentive compensation, the Company's desire to retain an individual is also a consideration in this determination.

     OTHER COMPENSATION. The Company's executives are entitled to relocation benefits upon commencement of employment. They also receive medical benefits and participate in the Company's 401(k) Savings Plan on the same basis as other full-time employees of the Company. Executive officers of the Company are also eligible to participate in the Company's Employee Stock Purchase Plan. The plan is available to virtually all employees of the Company and generally permits participants to purchase Common Stock at a discount of 15% from fair market value at the beginning or end of the applicable purchase periods.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Compensation Committee evaluates the performance and fixes the base salary of the Chief Executive Officer on an annual basis based in part on the compensation package data discussed above and the Compensation Committee's assessment of his past performance and its expectation as to his future contributions in leading the Company and its development. Because the Company was in the development stage in 1997, the profitability of the Company was not considered in setting the Chief Executive Officer's 1998 compensation; however, the Compensation Committee does consider a number of financial factors, including the Company's ability to secure financing, expense reduction and control, and the efficient use of working capital to achieve goals. In addition, the Compensation Committee also considers significant accomplishments made by the Company during the prior year and other performance factors, such as the effectiveness of the Chief Executive Officer in establishing the Company's strategic direction. Any incentive compensation is entirely dependent on the accomplishment by the Company of certain corporate goals approved by the Board and the Company's ability to pay. Factors considered by the Compensation Committee in determining the Chief Executive Officer's base salary and cash bonus, if any, are not subject to any specific weighting factor or formula.

     In determining the Chief Executive Officer's base salary for 1998 as reported in the Summary Compensation Table on page 11, the Committee considered the comparative compensation data and performance factors discussed above. The 1998 base salary for all executive officers, including the Chief Executive Officer, was not changed from the base salary set in
1997.   No annual cash bonuses were paid to the Chief Executive Officer or to any of the other executive officers for 1998.

STOCK OPTIONS--OPTION REPRICING

     Historically, the policy of the Compensation Committee has been to grant stock options on an annual basis to employees of the Company, including executive officers. The exercise price of the stock options is set at the fair market value of the underlying stock on the date of grant. Accordingly, the stock options provide value to all employees only when the price of the Company's stock increases above the price on the date of grant.

     On May 13, 1998, the Compensation Committee recommended and the Board of Directors approved the issuance of replacement stock options for all outstanding employee options with exercise prices in excess of $2.56 per share. The exercise price for these replacement options was $2.56 per share, the fair market value of the Company's Common Stock on the date of repricing. The replacement options were given a ten-year term commencing in each case from the date of grant of the related cancelled option. Vesting schedules were not changed in the replacement options. This action was in response to the decline in the market price of the Company's stock during the preceding months which had effectively eliminated the incentive value of options with significantly higher exercise prices. The Compensation Committee's recommendation and the Board's decision was based on a number of factors, including significant events that had taken place during the prior months. These events included the transformation of the Company from a research and development-based pharmaceutical company to a nutritional products-based company in the nutraceutical and functional foods area, and the resulting changes in the employee base. The Board determined that replacement options were necessary to provide incentives for valued employees of the Company and to reward good job performance.

     As detailed in the Option Repricing Table below, the repricing on May 13, 1998 resulted in the issuance of replacement options with an exercise price of $2.56 per share for all existing stock options with an exercise price in excess of $2.56 per share. A total of 941,075 options, with exercise prices ranging from $3.69 to $11.07 per share were repriced, including 368,644 options held by current executive officers, 266,666 options held by former executive officers and 267,704 director-related options (see "Election of Directors--Director Compensation" above). The May 13, 1998 repricing is the only repricing of options held by executive officers since April 1, 1996 (the effective date of the initial public offering of the Company's Common Stock).

-----------------------------------------------------------------------------------------------------------------------------
                                                   OPTION REPRICING TABLE
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                                Length of
                                                                                                                Original
                                                                 Market Price     Exercise                     Option Term
                                                    Number of    of Stock at      Price at        New          Remaining at
                                                     Options       Time of         Time of      Exercise         Date of
           Name                       Date          Repriced      Repricing       Repricing      Price         Repricing
-----------------------------------------------------------------------------------------------------------------------------
Robert A. Hoerr, M.D., PhD.       May 13, 1998        27,083        $2.56           $3.69        $2.56        1 yr., 1 mo.
                                  May 13, 1998        52,812         2.56           11.08         2.56        2 yr., 10 mo.
                                  May 13, 1998       150,000         2.56            4.00         2.56        8 yr., 7 mo.

John G. Watson (1)                May 13, 1998       125,000         2.56            5.75         2.56        3 yr., 8 mo.
                                  May 13, 1998        15,000         2.56            4.00         2.56        8 yr., 7 mo.

Eileen F. Bostwick, Ph.D.         May 13, 1998         8,125         2.56            3.69         2.56        1 yr., 1 mo.
                                  May 13, 1998        18,958         2.56            5.38         2.56        2 yr., 10 mo.
                                  May 13, 1998        40,000         2.56            4.00         2.56        8 yr., 7 mo.

Michael E. Cady                   May 13, 1998         5,416         2.56            3.69         2.56        1 yr., 1 mo.
                                  May 13, 1998        16,250         2.56           11.08         2.56        2 yr., 10 mo.
                                  May 13, 1998        50,000         2.56            4.00         2.56        8 yr., 7 mo.

Francois Lebel, M.D. (1)          May 13, 1998        55,000         2.56            4.00         2.56        8 yr., 7 mo.

Gregg A. Waldon (1)               May 13, 1998         8,125         2.56            3.69         2.56        1 yr., 1 mo.
                                  May 13, 1998        13,541         2.56           11.08         2.56        2 yr., 10 mo.
                                  May 13, 1998        50,000         2.56            4.00         2.56        8 yr., 7 mo.
-----------------------------------------------------------------------------------------------------------------------------

(1) No longer employed by the Company, but was an executive officer of the Company at the time of repricing.


COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer or any of the four other most highly compensated executive officers. Compensation is not subject to the deduction limit if certain requirements are met, including that the compensation be performance-based. The Company intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with the statute to mitigate any disallowance of deductions.

                                             COMPENSATION COMMITTEE

                                               Winston Wallin, Chairman

                            EXECUTIVE COMPENSATION

     The following table sets forth the compensation for the years ended December 31, 1998, 1997 and 1996 of the Chief Executive Officer of the Company and the four other executive officers of the Company earning salary and bonus compensation in excess of $100,000 for 1998 (the "Named Executive Officers"):


                          SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------------------------
                                                                              Long-Term
                                                   Annual Compensation       Compensation
----------------------------------------------------------------------------------------------------------------
                                                                              Securities
                                                                              Underlying          All Other
      Name and Principal Position         Year    Salary         Bonus     Options (Shares)     Compensation
Robert A. Hoerr, M.D., Ph.D.              1998   $200,000       $    -0-      379,895 (1)        $  9,570 (2)
      Chairman of the Board and Chief     1997    200,000            -0-       73,000              10,411 (2)
      Executive Officer                   1996    150,000        25,000        77,000               8,973 (3)

John G. Watson                            1998    123,958 (4)        -0-      140,000 (1)          84,535 (5)
      Chief Operating Officer             1997    175,000            -0-        7,300              51,015 (6)
                                          1996     42,249 (4)        -0-      132,700                  -0-

Eileen F. Bostwick, Ph.D.                 1998    105,000            -0-      123,159 (1)           1,653 (7)
      Vice President,                     1997    105,000            -0-       19,400               1,520 (7)
      Research and Development            1996     85,000            -0-       39,558                 540 (8)

Michael E. Cady                           1998    115,000            -0-      123,159 (1)           1,827 (9)
     Vice President,                      1997    115,000            -0-       24,300               3,012 (9)
     Manufacturing and                    1996     95,000        10,000        25,700               2,255 (10)
     Engineering

Gregg A. Waldon                           1998    115,000            -0-      143,159 (1)           6,859 (11)
     Vice President,                      1997    115,000            -0-       24,300               7,198 (11)
     Chief Financial Officer,             1996     75,000        10,000        25,700               6,472 (12)
     Treasurer and Secretary
----------------------------------------------------------------------------------------------------------------

(1) Of the options granted to the Named Executive Officers in 1998, 580,310 were replacement options granted in connection with the May 13, 1998 repricing described above under "Report of the Compensation Committee--Stock Options--Repricing". Of these replacement options, 229,895 were granted to Dr. Hoerr, 140,000 were granted to Mr. Watson, 67,083 were granted to Dr. Bostwick, 71,666 were granted to Mr. Cady and 71,666 were granted to Mr. Waldon.

(2) Amount reflects payment by the Company of premiums for a life insurance policy and premium payments of group life insurance in excess of $50,000 the proceeds of which are both payable to a beneficiary chosen by Dr. Hoerr. Also includes payment by the Company of premiums for long-term disability policies the proceeds of which are payable to Dr. Hoerr.

(3) Amount reflects payment by the Company of premiums for a life insurance policy the proceeds of which are payable to a beneficiary chosen by Dr. Hoerr. Also includes payment by the Company of premiums for long-term disability policies the proceeds of which are payable to Dr. Hoerr.

(4) Amount reflects salary for partial year. Mr. Watson started employment with the Company on September 30, 1996 and terminated his employment September 16, 1998.

(5) Amount reflects severance compensation of approximately $84,000 and premium payments of group life insurance in excess of $50,000 the proceeds of which are payable to a beneficiary chosen by Mr. Watson.

(6) Amount reflects moving expense payments by the Company for employee relocation.

(7) Amount reflects payment by the Company of premiums for a life insurance policy of which one-half of the proceeds are payable to a beneficiary chosen by Dr. Bostwick and premium payments of group life insurance in excess of $50,000 the proceeds of which are payable to a beneficiary chosen by Dr. Bostwick.

(8) Amount reflects payment by the Company of premiums for a life insurance policy of which one-half of the proceeds are payable to a beneficiary chosen by Dr. Bostwick.

(9) Amount reflects payment by the Company of premiums for a life insurance policy of which one-half of the proceeds are payable to a beneficiary chosen by Mr. Cady and premium payments of group life insurance in excess of $50,000 the proceeds of which are payable to a beneficiary chosen by Mr. Cady. Also includes payment by the Company of premiums for long-term disability policies the proceeds of which are payable to Mr. Cady.

(10) Amount reflects payment by the Company of premiums for a life insurance policy of which one-half of the proceeds are payable to a beneficiary chosen by Mr. Cady. Also includes payment by the Company of premiums for long-term disability policies the proceeds of which are payable to Mr. Cady.

(11) Amount reflects payment by the Company of premiums for a life insurance policy and premium payments of group life insurance in excess of $50,000 the proceeds of which are both payable to a beneficiary chosen by Mr. Waldon.

(12) Amount reflects payment by the Company of premiums for a life insurance policy the proceeds of which are payable to a beneficiary chosen by Mr. Waldon.

STOCK OPTIONS

     The following table provides certain information concerning grants of stock options during the fiscal year ended December 31, 1998 to the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission (the "Commission"), the table sets forth the potential realizable value over the terms of the options (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of five percent and ten percent, compounded annually. These amounts do not represent the Company's estimate of future stock price. Actual realizable values, if any, of stock options will depend on the future performance of the Common Stock.

OPTION GRANTS IN LAST FISCAL YEAR

-------------------------------------------------------------------------------------------------------------------------
                                         Individual Grants                                     Potential Realizable
--------------------------------------------------------------------------------------           Value at Assumed
                              Number of     % of Total                                     Annual Rates of Stock Price
                               Shares         Options                                        Appreciation for Option
                             Underlying     Granted to      Exercise                                Term (1)
                              Options      Employees in     Price Per     Expiration      -------------------------------
      Name                    Granted       Fiscal Year       Share          Date              5%              10%
-------------------------------------------------------------------------------------------------------------------------
Robert A. Hoerr,            150,000 (2)        10.4 %         $3.13         8/12/08         $294,794         $747,067
  M.D., Ph.D.                27,083 (3)         1.9            2.56         3/10/04           23,603           53,546
                             52,812 (3)         3.7            2.56        12/27/05           59,854          141,577
                            150,000 (3)        10.4            2.56        12/30/06          197,719          480,764

John G. Watson              140,000 (3)         9.7            2.56             (4)

Eileen F. Bostwick,          56,076 (2)         3.9            3.13         8/12/08          110,206          279,283
  Ph.D.                       8,125 (3)         0.6            2.56         3/10/04            7,081           16,064
                             18,958 (3)         1.3            2.56        12/27/05           21,486           50,822
                             40,000 (3)         2.8            2.56        12/30/06           52,725          128,204

Michael E. Cady              51,493 (2)         3.5            3.13         8/12/08          101,199          256,458
                              5,416 (3)         0.4            2.56         3/10/04            4,720           10,708
                             16,250 (3)         1.1            2.56        12/27/05           18,417           43,562
                             50,000 (3)         3.5            2.56        12/30/06           65,906          160,255

Gregg A. Waldon              71,493 (2)         5.0            3.13         8/12/08          140,505          356,067
                              8,125 (3)         0.6            2.56         3/10/04            7,081           16,064
                             13,541 (3)         0.8            2.56        12/27/05           15,347           36,300
                             50,000 (3)         3.5            2.56        12/30/06           65,906          160,255
-------------------------------------------------------------------------------------------------------------------------

(1) The potential realizable value is based on the length of (i) the term of the option at the time of grant (ten years) for options granted in 1998 that were not repriced as described below or (ii) the remaining term of the option for options that were repriced, and on the assumption that the fair value of the Common Stock appreciates at the indicated rate for the entire term or remaining term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

(2) The listed options become exercisable with respect to one-fifth of the shares covered thereby on each of the first five anniversaries of the date of grant. The options each have a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of service with the Company. In the event of (i) a dissolution or liquidation of the Company, (ii) a merger, consolidation of the Company with or into any other entity, regardless of whether the Company is a surviving corporation, or a proposed statutory share exchange with any other entity, or (iii) a sale of substantially all of the assets of the Company, the listed options granted under the 1997 Incentive Plan will either be replaced with substitute options or become exercisable in full, and upon an event changing control of the Company (as defined in the 1997 Incentive Plan), the listed options granted under the 1997 Incentive Plan will become exercisable in full.

(3) The listed options represent options that were repriced May 13, 1998 (see "Report of the Compensation committee--Stock Options--Option Repricing"). The terms of the replacement options are identical to the terms of the original options, with the exception of (i) a lower grant price ($2.56 per share) and (ii) the expiration date of certain options was changed from five years and three months to ten years from the original grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company.

(4) Mr. Watson terminated his employment with the Company on September 16, 1998. At December 31, 1998, all of Mr. Watson's options had expired.

     The following table summarizes option exercises during the year ended December 31, 1998 and provides information regarding the number of all unexercised stock options held by the Named Executive Officers as of December 31, 1998, the end of the Company's last fiscal year:

                   AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                         AND FISCAL YEAR-END OPTION VALUES

-----------------------------------------------------------------------------------------------------------------------
                                                              Number of Shares               Value of Unexercised
                                                           Underlying Unexercised           In-the-Money Options at
                         Shares                          Options at Fiscal Year-End           Fiscal Year-End (2)
                      Acquired on        Value       ------------------------------------------------------------------
      Name              Exercise      Realized (1)      Exercisable    Unexercisable     Exercisable    Unexercisable
-----------------------------------------------------------------------------------------------------------------------
Robert A. Hoerr,             --                --         118,769         261,126            $-0-            $-0-
  M.D., Ph.D.

John G. Watson (3)           --                --              --              --             -0-             -0-

Eileen F. Bostwick,          --                --          35,499          87,660             -0-             -0-
  Ph.D.

Michael E. Cady              --                --          35,166          87,993             -0-             -0-

Gregg A. Waldon              --                --          36,249         106,910             -0-             -0-
-----------------------------------------------------------------------------------------------------------------------

(1) Calculated on the basis of the fair market value of the underlying shares of Common Stock on the date of exercise minus the exercise price.

(2) Calculated on the basis of the fair market value of the underlying shares of Common Stock at December 31, 1998, as reported by The Nasdaq Stock Market, of $2.156 per share, minus the per share exercise price, multiplied by the number of shares underlying the option.

(3) Mr. Watson terminated his employment with the Company on September 16, 1998. At December 31, 1998, all of Mr. Watson's options had expired.

                         COMPARATIVE STOCK PERFORMANCE

     The comparative stock performance graph below compares the cumulative stockholder return on the Common Stock of the Company for the period from April 1, 1996 (the effective date of the initial public offering of the Company's Common Stock) through December 31, 1998 with the cumulative total return on (i) the CRSP Total Return Index for the Nasdaq Stock Market (US),
(ii) the Nasdaq Non-Financial Stocks Index and (iii) the Nasdaq Pharmaceutical Stocks Index. The table assumes the investment of $100 in the Company's Common Stock, the CRSP Total Return Index for the Nasdaq Stock Market (US), the Nasdaq Non-Financial Stocks Index and the Nasdaq Pharmaceutical Stocks Index on April 1, 1996, and the reinvestment of all dividends through the last trading day of the years ended December 31, 1996, December 31, 1997 and December 31, 1998. The Company determined to change its comparative index to the Nasdaq Non-Financial Stocks Index due to the Company's change from a pharmaceutical-based company to a nutritional products-based company.

                                   April 1,   December 31,   December 31,   December 31,
                                     1996        1996           1997           1998
                                   --------   ------------   ------------   ------------
GalaGen Inc.                         $100        $42.943        $18.404        $21.162
CRSP Total Return Index for the      $100       $116.916       $143.436       $201.634
  Nasdaq Stock Market (US)
Nasdaq Non-Financial Stocks          $100       $115.104       $135.042       $197.795
Index
Nasdaq Pharmaceutical Stocks         $100        $96.047        $99.172       $126.948
Index

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's directors and executive officers file initial reports of ownership and reports of changes in ownership with the Commission. Directors and executive officers are required to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's directors and executive officers, all Section 16(a) filing requirements were met for the fiscal year ended December 31, 1998.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Henry J. Cardello joined GalaGen Inc. as President and a member of the Board of Directors effective January 1, 1999. Mr. Cardello has been advising the Company since April 1998 through MVA, a consumer-marketing firm that specializes in commercializing consumer-based products, of which he is Chairman and President. The Company paid MVA $300,000 plus expenses of approximately $42,000 in 1998. On April 14, 1998, April 30, 1998, June 19, 1998
and September 30, 1998, the Company issued five-year warrants to purchase 75,000, 25,000, 25,000 and 12,500 shares of Common Stock at $1.38, $2.63, $3.00 and $1.81 per share, respectively, to Henry J. Cardello for services performed under the consulting agreement with MVA.

     The Company is party to a number of agreements with Land O'Lakes, a 13.5% stockholder of the Company, including a supply agreement, a license agreement, a royalty agreement and a master services agreement. Mr. Ostby, a director of the Company, is an executive officer of Land O'Lakes.

     Under the supply agreement, the Company will purchase and Land O'Lakes will supply, at their option, all of the Company's commercial requirements for colostrum and milk through May 7, 2002 (with an option to extend the right of first refusal for an additional ten years at the discretion of Land O'Lakes). Additionally, Land O'Lakes will provide expertise in dairy herd selection, on-farm management, membership relations and procurement to the Company for the manufacture of antibody material.

     Under the license agreement, Land O'Lakes received a perpetual, paid-up, worldwide license from the Company to use then-existing polyclonal antibody technology and future improvements (defined to include such technology developed or acquired) for animal products, functional foods (food or food supplements providing medical or nutritional benefits which are not regulated by the FDA) and infant formula. Land O'Lakes has the right to sublicense the polyclonal antibody technology and future improvements for use in animal products, functional foods and infant formula. If Land O'Lakes sublicenses any Company technology improvements for use in functional foods, a royalty on such functional foods must be paid to the Company. If the Company desires to distribute or market any animal products for use by farm animals and that are based on new technologies or animal products for use by other than farm animals that are based on Company technology improvements, the Company must give Land O'Lakes a right of first refusal to distribute or market such products, and Land O'Lakes will pay the Company a license fee. No royalties have accrued under this license agreement. The Company agreed not to compete for 15 years in the area of animal products and functional foods based on polyclonal antibody technology. Land O'Lakes did not receive a license and specifically agreed not to compete, directly or indirectly, for 15 years in the areas of prescription drugs and over-the-counter drugs regulated by the FDA for humans. However, as described below, under the royalty agreement the Company is required to pay Land O'Lakes a royalty on all such prescription drugs and other drugs regulated by the FDA. Land O'Lakes automatically receives, in connection with any license acquired by the Company, a sublicense to the same technology for application to animal products, functional foods and infant formula.

     In March 1997, Land O'Lakes granted the Company a license to use existing polyclonal antibody technology and future improvements in the development, formulation, manufacture, marketing, distribution and sale of kefir-based products, as defined in the granted license. In consideration of granting the Company this license, Land O'Lakes will receive a royalty of five percent from food components or ingredients sold by the Company to be included in a kefir-based product and one percent of net receipts from a kefir-based finished product sold by the Company.

     In March 1998, the Company and Land O'Lakes signed an amended and restated license agreement (the "Restated License") in which the Company has significantly broadened its rights to develop and market functional foods. Under the Restated License, the Company can use, improve, exploit, license or share existing Procor technology, Procor technology improvements and new technologies, as defined, in all areas of functional foods except under certain "reserved food product" and "first refusal food product" categories. If the Company intends to engage in manufacturing or marketing any "first refusal food product" as defined, the Company must give Land O'Lakes notice of its intent, in which case Land O'Lakes can negotiate with the Company, in good faith and within a defined period of time, to undertake any part of the manufacturing or marketing areas. If the Company intends to engage in manufacturing or marketing any "reserved food product" as defined, the Company must give Land O'Lakes notice of its intent and must work only with Land O'Lakes to undertake the manufacturing or marketing of such products.

     In April 1998, the Company entered into an agreement with Land O'Lakes to develop and introduce into market a line of yogurt products incorporating Proventra. Products developed under this arrangement will leverage Land O'Lakes strength as a dairy producer and marketer.

     Under the royalty agreement, the Company is required to pay Land O'Lakes a royalty on net receipts from any product which is based on its polyclonal antibody technology, including future improvements thereon, as defined by the royalty agreement. Additionally, the Company must pay a royalty on net receipts from infant formula based on new technology, as defined by the agreement. The royalty agreement continues until terminated by both parties. The Company has paid no royalty fees to Land O'Lakes to date under this agreement.

     Under the master services agreement, the Company may purchase services from Land O'Lakes for certain office, technology and research and development activities. The services agreement enables the Company to access expertise, on an as-needed basis, from Land O'Lakes. The cost to the Company for these services is the pro rata share of Land O'Lakes' cost. In 1997, the Company rented approximately 4,500 square feet of administrative and laboratory space from Land O'Lakes. The Company was charged approximately $375,000 for these services and space in 1998. The services agreement has been extended through December 31, 1999, and may be terminated by either party upon a one-month notice. In June 1996, the Company entered into a five-year lease agreement with Land O'Lakes in connection with the Company's manufacturing facility. The lease calls for annual payments of approximately $87,000, which amount the Company paid in 1998 under such lease.

     In December 1996, the Company entered into an operating lease with Cargill Leasing Corporation for $835,393 of manufacturing equipment for the Company's pilot plant facility. Lease payments continue for a period of seven years with the Company's option to extend for an additional 12 months. The lease is guaranteed by Land O'Lakes.

                           APPOINTMENT OF AUDITORS

     Ernst & Young LLP, independent public accountants, have been the auditors for the Company since 1992. Upon recommendation of the Audit Committee, the Board of Directors again has selected Ernst & Young LLP to serve as the Company's auditors for the year ending December 31, 1999, subject to ratification by the stockholders. While it is not required to do so, the Board of Directors is submitting the selection of that firm for ratification in order to ascertain the view of the stockholders. If the selection is not ratified, the Board of Directors will reconsider its selection.

     A representative of Ernst & Young LLP will be present at the meeting and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

               DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Secretary of the Company, 1275 Red Fox Road, Arden Hills, Minnesota 55112, no later than December 1, 1999 for inclusion in the Proxy Statement and form of proxy for such meeting. If notice of any other stockholder proposal intended to be presented at the 2000 Annual Meeting of Stockholders but not intended to be included in the Company's Proxy Statement and form of proxy for such meeting is not received by the Company on or before March 14, 2000, the proxy solicited by the Board of Directors of the Company for use in connection with the meeting may confer authority on the proxies named therein to vote in their discretion on such proposal without any discussion in the Company's Proxy Statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion.

                              ADDITIONAL MATTERS

     The Annual Report to Stockholders of the Company for 1998 is being mailed with this Proxy Statement.

     As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of stockholders, it is intended that the shares represented by the proxies solicited by the Board of Directors will be voted by the proxies named therein in accordance with their best judgment.

                                       By Order of the Board of Directors,


                                       Robert A. Hoerr, M.D., Ph.D.
                                       Chairman and Chief Executive Officer

Dated:  April 2, 1999

                                  GALAGEN INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 ANNUAL MEETING OF STOCKHOLDERS - MAY 12, 1999

    The undersigned, revoking any proxy heretofore given, hereby appoints Robert
A. Hoerr, M.D., Ph.D. and Henry J. Cardello, or either of them, as Proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated herein, all the shares of Common Stock of GalaGen Inc. held of record by the undersigned at the close of business on March 18, 1999, upon the following matters more fully described in the Notice of and Proxy Statement for the Annual Meeting of Stockholders to be held on May 12, 1999, and at any adjournment or adjournments thereof.

1. ELECTION OF DIRECTORS. Nominees of the Board of Directors are: Robert A. Hoerr, M.D., Ph.D., Henry J. Cardello, Austen S. Cargill II, Ph.D., Ronald
    O. Ostby and Winston R. Wallin.

/ /    VOTE FOR all nominees                               / /    WITHHOLD AUTHORITY
      except those listed below:                                 to vote for all nominees listed above.

--------------------------------------------------------------------------------

2. Ratify the appointment of Ernst & Young LLP as independent auditors for the 1999 fiscal year.

   / /    FOR                  / /    AGAINST                  / /    ABSTAIN

                        (Continued, and to be signed and dated, on reverse side)

(Continued from reverse side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S), BUT IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS, IF ANY, AS MAY PROPERLY COME BEFORE THE MEETING.

                                               I plan to attend the meeting. / /

                                              Please sign exactly as name
                                              appears hereon. Joint owners
                                              should each sign. When signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, please give
                                              full title as such. If a
                                              corporation, please sign in full
                                              corporate name by President or
                                              other authorized officer. If a
                                              partnership, please sign in
                                              partnership name by authorized
                                              person.

                                              ----------------------------------

                                              ----------------------------------

                                              SIGNATURE(S)          DATE